Exhibit 10.33

Contract No. YHZL (09) 02ZL024

Financing Leasing Contract

Of

2 × 14M M Gas Turbine Generator Set and Auxiliary

Equipment

Between

HENAN SHUNCHENG GROUP COAL COKE CO., LTD.

(“Lessee”)

And

AVIC I INTERNATIONAL LEASING CO., LTD. (“Lessor”)

Date: November 3, 2009

Place: Shanghai, China

This Financing Leasing Contract is entered into on November 3, 2009 in Shanghai by and between the following two parties:

HENAN SHUNCHENG GROUP COAL COKE CO., LTD. (“Lessee”)

Registered Address: North of Tongye Town, Anyang County, Henan Province, China

Domicile: North of Tongye Town, Anyang County, Henan Province, China

Legal Representative: Xinshun Wang (王新顺)

Tel and Fax: 0372-3206736

                     0372-3206721

And

AVIC I INTERNATIONAL LEASING CO., LTD. (“Lessor”)

Registered Address: 23/F, C Tower, No.212 Jiang Ning Road, Jing An District, Shanghai

Legal Representative: Yu An Zhang (张予安)

Tel and Fax: 021-52895388

                     021-52895389

(The Lessor and Lessee shall be individually referred to as a “Party” and collectively as “Parties”)

Whereas:

(1)	Based on the Lessee’s selection of the Supplier and the Lease Item, the Lessor agrees to purchase the Lease Item and lease it to the Lessee for its use. And

(2)	The Lessor agrees to provide the Lessee the Lease Item by leasing and the Lessee agrees to lease the Lease Item under the terms and conditions of this Contract.

Now therefore, through friendly negotiations, the two Parties agree as follows:

1.	Definition and Interpretation

1.1
Unless otherwise specifically prescribed in this Contract or otherwise separately agreed by the Parties in writing, the terminologies used in this Contract shall be defined and interpreted as below.  Any terminology from this Contract shall be interpreted according to this Article.

Terminology	Definition
Contract/this Contract	Shall refer to this Financing Leasing Contract and all the Annexes thereof, as well as any supplementary agreements and amendments in writing thereto entered into by the Parties from time to time.
Schedule	Shall refer to the Schedule of Leasing signed by the Lessor and Lessee in the format of Annex 1 of this Contract from time to time.
Lease Item
Shall refer to the equipment, spare parts, accessories, auxiliary software, and service described in the Schedule of this Contract, as well as any substitute, update and replacement to the said equipment.

Leasing Transaction	Shall have the meaning as defined in Article 3 herein.
Acceptance Certificate	Shall refer to the acceptance certificate signed by the Lessee in the format of Annex 2 of this Contract.
Business Day	Shall refer to a day, on which the bank inside China is open for general business (other than the legal rest days and legal public holidays).
Acceptance Date	Shall refer to the date indicated in the Acceptance Certificate.
Delivery Place	Shall refer to the place for delivery as provided in the Schedule.
Supplier	Shall refer to the equipment suppliers as listed in the Schedule.
Purchase Contract	Shall refer to the orders, the sales contract or other purchase documents signed by and between the Lessee and the Supplier in relation to the product purchase based on the Entrust Purchase Contract
Entrust Purchase Contract	Shall refer to the Entrust Purchase Contract (No. YHZL(09) 02ZL024-WM001) signed by and between the Lessor (Principal) and the Lessee (Consignee).
RMB	Shall refer to Chinese legal currency.
Leasing Term	Shall have the meaning as defined in Article 8.1 herein.
Rental	Shall refer to the amount as provided in the column of “Rental” in the Schedule herein.
Rate for Late Payment	Shall refer to the rate when calculating the surcharge for delay of performance, which is, 0.1% per day.
Rental Adjustment Notice	Shall refer to the notice of rental adjustment in the format of Annex 3 signed and issued by the Lessor.

Rental Payment Date	Shall refer to the date as provided in the column of “Rental Payment Date” in the Schedule herein.
China or PRC	Shall refer to the People’s Republic of China (excluding Hong Kong, Macao and Taiwan).
Security Interest	Shall refer to any mortgage, pledge, lien, or other security interests set up or arises by whatever means.
Breach of Contract	Shall refer to any breach of contract of the Lessee as provided in Article 25 herein.
Authorization	Shall include any and all approvals, consents, licenses, admission, concession, permissions, registration, announcement, reduction or exemption.
Month/Year	Shall refer to the calendar month/year.
Tax
Shall include the applicable taxes of any nature, or the taxes of any nature which will be applied, imposed, collected and withheld after this Contract comes into effect, including but not limited to income tax, business tax, duty, deductions or withholding tax, etc.

Institute	Shall include any department, institute, council, bureau, committee, authority, or other enforcement departments.

1.2
Any Article or Annex mentioned in this Contract shall refer to the Article or Annex of this Contract; “This Contract” or any other document mentioned in this Contract shall be interpreted to include its revised or supplemented or updated versions. The headings of the Articles in this Contract are only for the purpose of convenience and shall not affect the interpretation of such Article.  “Including” mentioned in this Contract shall be interpreted as “including but not limited to”.

2.	Main Contract

This Contract shall be the main contract between the Lessor and Lessee in regard to the leasing matters.  This Contract stipulates the general terms and conditions which are applicable to all the Leasing Transactions under this Contract.

3.	Schedule and Leasing Transactions

The Schedule stipulates the Lease Item breakdown, Rent, Rental Payment Date and other special terms and conditions applicable to the Leasing Transactions of the Lease Item listed in the Schedule.

Each Schedule constitutes one Leasing Transaction in regard to the Lease Item listed in the Schedule between the Parties upon being signed and agreed by the Parties.

4.	Independent Leasing Contract

The Lessor and Lessee hereby agree that the Schedule signed by the Parties shall become part of terms and conditions of this Contract by mentioning “this Contract”.

5.	Discretional Selection and Purchase

5.1
The Lessee has the right, at its full discretion, to select the name, type, specification, quality, maintenance, price, delivery, inspection and acceptance and other purchase issues of the Lease Item, as well as the Supplier of the Lease Item.

5.2
The Lessor shall sign a Entrust Purchase Agreement with the Lessee, according to which, the Lessee shall itself directly negotiates and concludes the Purchase Contract (or other contracts with the name nature, such as sales and purchase contract, project turnkey contract, etc., hereinafter as “Purchase Contract”) with the Suppler in regard to the purchase of the Lease Item.

The Lessor is only obliged to pay the purchase price of the Lease Item under the Purchase Contract.  Other obligations, liabilities and risks shall all be borne by the Lessee, like the Lessee is the purchaser of the Lease Item.

5.3	The abovementioned Lessee’s selection and decision does not rely on the Lessor’s skills or are not affected by the Lessor at all.

6.	Delivery and Inspection and Acceptance

6.1
The Lessee shall reach an agreement with the Supplier that the Supplier shall be responsible for directly delivering the Lease Item to the Delivery Place according to the Purchase Contract.  Unless otherwise specifically agreed herein, to the Lessor, the Lessee shall bear any risks and expenses arising out from the delivery of the Lease Item to the Delivery Place.  The delivery date shall be the date as agreed in the Purchase Contract.

6.2
The Lessee shall transfer an original copy of the Acceptance Certificate to the Lessor within 10 working days after the delivery date.  The Acceptance Certificate signed and issued by the Lessee constitutes a solid evidence certifying that:

(1)	The Lessee has already inspected and accepted the Lease Item;

(2)	The Lease Item fully satisfies the Lessee’s requirements and the requirements of the Purchase Contract;

(3)	The Lease Item and relevant documents thereof are intact and being in good working conditions; and

(4)	The Lessee is willing to pay the Rental and other payables under the leasing contract.

7.	Supplier’s Breach of Contract

7.1	If the Supplier has any default in the Purchase Contract, including but not limited to:

(1)	The Supplier delays or fails to deliver all or part of the Lease Item;

(2)	The Lease Item does not conform to the stipulations of the Purchase Contract;

(3)	The Lease Item has any quality defect;

(4)	The Lease Item has any title of defect (such as infringing third party’s IP rights);

(5)	The Supplier fails to perform its repair or maintenance obligations for the Lease Item; and

(6)	The Supplier breaches any, express or implied, representations or warranties it shall follows.

7.2	The Lessor shall not be liable for any damages of the Lessee caused by the said breaches of the Supplier.

7.3
The Lessee agrees that where it suffers any losses due to the aforesaid reasons, it shall directly claim against the Supplier.  The Lessor’s obligation to provide assistances to the lessee is only limited to provide any and all necessary certifications.  Where the Lessee enters into any indemnity agreement with the Supplier, the Lessor shall be notified; where such agreement relates to the return, replacement, price increase/deduction of the Lease Item and other issues which will affect the Lessor’s rights under this Contract, a prior written consent from the Lessor shall be obtained.

7.4
The Lessee further agrees that, no matter whether the Lessee’s claim against the Supplier due to the aforesaid reasons is realized or not, or whether such claim is still in process or not, the validities of relevant leasing contract and this Contract as well as the Lessor’s right to collect the Rental and other payables from the Lessee under this Contract shall not be affected.  Under the said situation, the Lessee shall pay the Rental and other payables to the Lessor pursuant to this Contract.

8.	Leasing Term and Lease Commencement Date

8.1	Unless otherwise specifically agreed in this Contract, the Leasing Term of the Leasing Item rent out by the Lessor and leased by the Lessee shall be 5 years (60 months).

8.2	The Lease Commencement Date herein shall be the date when the Lessor makes the first installment payment according to the Entrust Purchase Contract.

8.3
The Leasing Term herein shall commence from the Lease Commencement Date and expire on one day before the corresponding date in the 5th year to the Lease Commencement Date.  If there is no corresponding date of expiry month to the Lease Commencement Date, the Leasing Term shall be expired on the last day of that month.  Except agreed by the Lessor in writing, the Leasing Term shall not be canceled or early terminated.

9.	Rental and Payment

9.1
Upon the Parties’ confirmation, the Lessor shall provide the financing to the Lessee in respect to the leasing services for the Lease Item under this Contract; as a principal under the Entrust Purchase Contract (the Lessor under this Contract), the Lessor shall pay the sum of the product price minus the Rental for 0 Period, which is approximately RMB 49,883,000.

9.2
The Lessor and Lessee agree and confirm that: the Rental shall be determined according to the Lease Rate which is equal to the bank’s RMB benchmark loan rate of 3 to 5-year term published and implemented by the People’s Bank of China plus 1.5%  as lease rate (i.e. Lease Rate = Applicable loan rate + 1.5%); the Lessee agrees and confirms that if the People’s Bank of China adjusts the RMB benchmark loan rate of 3 to 5-year term, the Lessor has the right to adjust the annual Lease Rate at the same time; on the first Rental Payment Day following the adjustment date of the interest rate, the Rental and other payables shall remain unchanged, while, the Rental and other payables after the said Rental Payment Date shall be recalculated according to the adjusted interest rate (i.e. the adjusted interest rate is the new RMB benchmark loan rate of the same term published and implemented by the People’s Bank of China plus 1.5%).

9.3
During the Leasing Term, the Lessee shall pay 60 installments of the Rental which are calculated based on the equal annual payment method.  During the Leasing Term, the Rental shall be paid monthly at the end of each period, among which, the first 3 months are grace period during which the Lessee shall pay interest to the Lessor monthly at the end of each period.

The formula for calculating the Rental for the first 3 months (grace period)during the Leasing Term is as follows:

The Rental for each Period = A × I

A = RMB 49,883,000; I = Lease Rate/12 × 365/360

9.4	The formula for calculating the Rental for the remaining 57 months is as follows:

The Rental for each Period = A × {(1+I) n× I} / {(1+I)n -1}

A = RMB 49,883,000; n=57; I = Lease Rate/12 × 365/360

9.5	The Lessee shall fully pay the Rental and other payables on time according to the Schedule. The aforesaid payment shall not be deducted and shall be paid unconditionally.

9.6
The due date of rental amount etc. in the Schedule means the crediting date of the amount of payment, which also means the lessor can receive the amount in its account in that date for the latest. If the payment date is the public holiday of the country, that date will automatically shift to one working day earlier.

9.7
If the payment received by the Lessor is not adequate to cover all the due and payable payments payable by the Lessee under this Contract, the Lessor may use such payment to pay off the payment obligations of the Lessee under this Contract according to a proper repayment order decided by the Lessor, the said usage decided by the Lessor is prior to any usage method raised by the Lessee.

9.8
The Lessee shall fully pay all the payables under this Contract to the Lessor and shall not make any deduction or withholding to the aforesaid payables by excuse of tax or any other reasons.  If any deduction or withholding of the aforesaid payables is required according to any applicable PRC laws or regulations, the Lessee shall correspondingly compensate the Lessor the aforesaid amount deducted or withheld from the aforesaid payables, to ensure that the amount received actually by the Lessor is equal to the amount of all the payables under this Contract.

10.	Rental for 0 Period, Guarantee Amount and Rental Management Fee

10.1	The Lessee shall pay the Rental for 0 Period and cash deposit to the Lessor according to the following methods:

(1)
Rental for 0 Period: The Lessee shall pay it to the Lessor within 1 working day after the Lessor makes the first installment payment according to the Entrust Purchase Contract (Contract No. YHZL (09) 02ZL024-WM001), which is equal to RMB 10,221,430.22;

(2)
Cash Deposit: The Lessee shall pay it to the Lessor within 1 working day after the Lessor makes the first installment payment according to the Entrust Purchase Contract (Contract No. YHZL (09) 02ZL024-WM001), which is equal to RMB 7,813,000; during the Leasing Term, the Lessor will not pay interest for Lessee’s cash deposit, however, the cash deposit shall be the calculating base for the Rental, and the cash deposit can be used to offset the Rental for the last several periods.

10.2
The Lessee agrees to pay the leasing Management Fee to the Lessor for the financial leasing services provided by the Lessor under this Contract.  The Lessor and the Lessee agree and confirm that, the Lessee shall pay the Management Fee to the Lessor according to the following methods:

(1)
The first installment of the Management Fee: shall be paid by the Lessee to the Lessor within 5 working days after this Contract comes into effect and shall be equal to 1.5% of the financing amount; and

(2)
The second to fifth installment of the Management Fee: shall be paid by the Lessee to the Lessor on the respective date corresponding to the Lease Commencement Date of each year after the Lease Term commences and shall be equal to 1.5% of the outstanding principal on the date corresponding to the Lease Commencement Date of each year.

10.3	The Management Fee shall not be returned to the Lessee under any circumstances.

11.	Adjustment of Rental

11.1
The Lessee agrees and confirms that, if the People’s Bank of China adjusts the RMB benchmark loan rate of 3 to 5-year term, the Lessor is entitled to adjust the annual Lease Rate synchronously and to re-calculate the Rental and other payables accordingly.

11.2
Where the RMB benchmark loan rate of 3 to 5-year term published and implemented by the People’s Bank of China is adjusted, on the first Rental Payment Day following the adjustment date of the loan rate, the Rental and other payables shall remain unchanged, while, the Rental and other payables after the said Rental Payment Date shall be recalculated according to the newly adjusted loan rate.

11.3
The Lessor is entitled to adjust the Rental and other payables by way of issuing the Lessee a Rental Adjustment Notice, the Lessee shall sign on such Rental Adjustment Notice to confirm the adjustment, and the Lessee’s failure to sign shall not affect the Lessor’s adjustment to the Rental and other payables.

12.	Surcharge for Delay of Performance

The Lessee shall pay to the Lessor a surcharge for delay of performance for its failure to pay the due Rental or other payables as agreed in this Contract to the Lessor on time.  The surcharge for delay of performance shall be calculated based on the amount in arrears and the Rate for Late Payment (0.1% per day) for the period from the due date to the actually payment date.  After the Lessee paid the surcharge for delay of performance, the Lessee is still obliged to pay the delayed payment to the Lessor.  If the Lessee fails to pay the surcharge for delay of performance on time or in full, such payable surcharge shall be firstly deducted from the Rental or other payables paid by the Lessee, until it is fully paid off.

13.	Ownership

13.1
The Lessee confirms that the Lessor shall be the sole owner of the Lease Item, who has the sole ownership to the Lease Item.  Unless the Lessee exercises its purchase right upon the expiration of the Lease Term initially empowered by this Contract, the Lessee shall not have the ownership to the Lease Item.  The Lessee hereby expressly waives its any potential claims against the ownership to Lease Item.  The Lessee shall not allege it is the owner of the Lease Item or permit the occurrence of any other incidents that will make a third party reasonable believes that the Lessee is the owner of the Lease Item.

13.2	Without the prior consent from the Lessor in writing, the Lessee shall not take up the following activities:

(1)	Sell, assign or dispose the Lease Item by other means;

(2)	Re-lease the Lease Item or permit any one other than the Lessee to use the Lease Item;

(3)	Establish any Security Interest on the Lease Item;

(4)	Waive the Lease Item;

(5)	Accrete the Lease Item to any land, building or house which may cause the Lease Item be regarded as part of the land, building or house;

(6)	Make any modification to the Lease Item; and

(7)	Other activities which may impair the Lessor’s ownership to the Lease Item.

In terms of (5) aforementioned, if the Lessee provides a confirmation letter issued by the owner of the land, building or house to the Lessor, in which the owner waives its possible rights to the Lease Item and empowers the Lessor to conduct any inspection or removal of the Lease Item during the Leasing Term, the Lessee shall not refuse such requirement of the Lessor without any reasonable reasons.

13.3
The Lessor has the right to require the Lessee to fix the ownership mark on the Lease Item.  Such ownership mark shall: (1) indicate the Lessor is the owner of Lease Item; (2) be fixed in a remarkable position on the Lease Item; and (2) not be removed or concealed during the Leasing Term.

13.4
The Lessor has the right to inspect the Lease Item.  The Lessee confirms it will provide necessary assistances, including but not limited to: (1) provide or make the Lessor an access to the site where the Lease Item is located; (2) provide the maintenance records of the Lease Item; and (3) allow the Lessor to check whether the Lessee conforms to any provisions under this Contract it shall observe.  Any time required for the inspection, check or maintenance shall constitute part of the Leasing Term.

14.	Right to Use

Subject to the Lessee’s compliance with this Contract, the Lessor shall ensure that the Lessee can possess and use the Lease Item without the Lessor’s interruption during the Leasing Term.

15.	Representations and Warranties

15.1	The Lessee hereby represents and warrants to the Lessor as follows:

(1)	The Lessee is a legal entity duly formed and validly existing under the PRC laws;

(2)
The conclusion and performance of this Contract and the Leasing Transaction thereunder do not violate this Contract, any applicable laws, or the Lessee’s articles of association, or any other documents binding on the Lessee or its assets;

(3)	This Contract constitutes the legally effective and binding obligations of the Lessee and is enforceable against the Lessee in accordance with its respective provisions;

(4)
The Lessee has power and authority to enter into and perform this Contract and any Leasing Transaction thereunder.  The Lessee has obtained all the authorizations from any governmental institute or other institutes in regard to the conclusion and performance of this Contract and any Leasing Transaction thereunder.

(5)
There hasn’t been any litigation, arbitration or ongoing or suspending administrative proceeding held by any court, arbitration tribunal or administrative department against the Lessee or its any asset, or its revenue which may have severely and materially adverse impact on the Lessee’s business, asset or financial status; nor is there any major litigation, arbitration or administrative proceeding which will have potential threat on the Lessee or its any asset, or its revenue according to the knowledge of the Lessee’s senior management;

(6)	Currently, the Lessee legally possesses all its assets and takes up its operations

(7)	The Lessee does not have any breach of contract, nor its any potential breach of contract occurs and exists.

15.2
The Lessee further represents, warrants and covenants to the Lessor that, the abovementioned representations and warranties are true and accurate on each = Acceptance Date and Rental Payment Date in terms of the existing facts and situations whereupon.

15.3	The Lessee confirms that:

(1)
The Lessor is not the manufacturer or Supplier or their agents of the Lease Item, and the Lessor shall not be held liable for any representation or warranty made by them to every aspect of the Lease Item.

(2)
Unless otherwise specifically agreed herein, the Lessor does not make or provide any condition, warranty or representation in regard to the conditions, design, marketability or applicability, or the operation of the Lease Item.  Any condition, warranty or representation in relation to the aforesaid matters (obligation or liabilities arising from the contract or the infringment), express or implied, legal or in any other forms, is expressly eliminated herein.

16.	General Covenants

16.1	The Lessee covenants to the Lessor that, commencing from the signing date of this Contract until any and all liabilities of the Lessee under this Contract are completely terminated:

(1)
The Lessee shall obtain all required registrations and authorizations to possess and use the Lease Item at its own cost, which shall conform to all applicable laws, regulations, rules or policies in relation to the possession, usage, keeping and maintenance of the Lease Item;

(2)
Upon the reasonable requirements of the Lessor from time to time, the Lessee shall provide the Lessor its financial status, business and operational financial statements, financial reports and other materials which the Lessee can provide to the financial institute, administration for industry and commerce, administration for tax, industry regulatory department, etc.

(3)
The Lessee shall keep all the authorizations (governmental or other authorizations ) in full effect, and will promptly obtain any other possible authorizations which enable the Lessee to perform any transactions under this Contract;

(4)
If any breach of contract or any incident which may result in the breach of contract occurs, the Lessee shall immediately notify the Lessor after it is aware of such breaches or incident, and the Lessee shall take remedial measures to reduce the impact on this Contract and the Leasing Transaction thereunder brought forward by such breach of contract or incident.  The Lessee shall notify the Lessor in writing of the remedial measures it adopted.

16.2
Any loss, theft or damage of the Lease Item or part thereof, or other incidents of any other nature, the legal change or environmental change shall not impair the Lessee’s any obligations under this Contract, so that all the said obligations (including but not limited to paying the Rental or other payables) shall remain fully effective.

17.	Operation and Usage of the Lease Item

17.1
The Lessee covenants to the Lessor that, commencing from the delivery date until any and all liabilities of the Lessee under this Contract are completely terminated, the Lessee shall manipulate or use the Lease Item exactly according to the following methods:

(1)	By the way pursuant to any applicable laws, regulations and safety guidelines of the Supplier which are applicable to the Lease Item;

(2)	It shall have professionals with special skills to manipulate or use it carefully, safely and properly;

(3)	It shall be manipulated or used in a way conforming to the design purpose of the Lease Item and for the lawful purpose;

(4)	By means which will not impair the Supplier’s warranty or the insurance on the Lease Item; and

(5)	By means which will not endanger any one’s health.

17.2
The Lease Item shall be manipulated or used in the Delivery Place, if the Lease Item is movable, the Lessee can only manipulate or use the Lease Item within the area or scope agreed by the Lessor in writing.

17.3	The Lessee is obliged to provide the conditions of the Lease Item, usage purpose, place and status, upon the request of the Lessor from time to time.

17.4
The Lessee shall prepare and ensure to prepare accurate, complete and timely records on its any and all manipulation on the Lease Item; the said records shall be owned by the owner of the Lease Item, whose ownership will be transferred free of charge along with ownership transfer of the Lease Item.  The said records shall be possessed and used by the Lessee.  Without any consent from the Lessor, the Lessee shall not allow any third party to possess and control such records.

17.5
All the records prepared by the Lessee for the Lease Item shall be in compliance with the rules enacted by the governmental institute from time to time, and the Lessee shall disclose to the Lessor the details and locations of any other spare parts purchased by the Lessor but not installed on the Lease Item according to the actual situations.

17.6
The Lessee will obtain or maintain any necessary certificate, license, permit, or approval for using or manipulating the Lease Item as required by the applicable laws or regulations and shall procure the Lease Item conforming to any and all orders or requirements of the governmental institute which are applicable to the Lease Item.  Relevant fees shall be borne by the Lessee.

17.7
During the period when the Lessee possesses and uses the Lease Item, the Lessee shall promptly pay or procure others to pay any and all the rent, expenses, license taxes, registration fees, taxes and other expenditure in relation to any place or site which accommodates the Lease Item or part thereof, or shall make sure the Lease Item will not be withheld or sealed up by any means due to the rent and other taxes and fees.

18.	Maintenance and Repair

18.1
Commencing from the delivery date until any and all liabilities of the Lessee under this Contract are completely terminated, the Lessee shall maintain, repair and examine the Lease Item at its own cost and shall make the Lease Item in good working and maintenance conditions as it being delivered.

18.2
At the delivery, if any accessories or spare parts fixed on or incorporated in the Lease Item or any replacement parts thereof are lost or destroyed to the extent that they can not be repaired or not suitable to use any more, the Lessee shall ensure to promptly replace such parts and procure the Lease Item maintain in the good working and maintenance conditions.  The time required for the maintenance, repair and examination shall be part of the Leasing Term.  The Lessee shall have the obligations to pay the Rental and other payables under this Contract as well in the said situation, and shall not refuse to pay by the excuse that the Lease Item is being in a maintenance, repair or examination status.

18.3
The Lessee agrees and covenants that, the Lease Item shall be maintained and repaired by a qualified person conforming to the Supplier’s requirement.  For the maintenance and repair purpose, any components to supersede, replace or renew any accessories, spare parts, components of the Lease Item shall be the properties of the Lessor, which do not bear any Security Interest.  Any accessories or spare parts removed from the Lease Item shall be the properties of the Lessor, which shall be well kept and maintained by the Lessee.

18.4
Upon the request of the Lessor at any time, the Lessee shall provide evidences (including providing the Lessor one or more legal opinions) to the Lessor’s satisfaction, to prove that any replacement part of the Lease Item shall belong to the Lessor which do not bear any Security Interest.

18.5
The Lessor need not to pay any expenses for maintaining and repairing any part of the Lease Item, and need not to provide any or part of the equipment to replace the Lease Item or part thereof in the situation that the Lease Item or part thereof is lost, forfeited, destroyed or unsuitable to use any more due to other reasons.  In the aforesaid situations, the Lessee shall have the obligations to pay the Rental and other payables under this Contract as well, and shall not refuse to pay by the excuse that the Lease Item can not be used anymore.

18.6	The Lessee shall not use the Lessor’s credit as a guarantee to secure any maintenance, examination, replacement, repair or change of the Lease Item.

19.	Registration

For any required equipment registration or alteration registration with the governmental institute in relation to the execution or performance of this Contract and any transactions thereunder (including but not limited to ownership of the Lease Item, right of possession or other rights), the Lessee shall be responsible for relevant expenses and for all adverse consequences resulted from the failure to perform the said registration or alteration registration.  If the Lessor requires, the Lessee shall provide the copy of the registration certificate; and the Lessor shall keep the original registration certificate if it does not affect the Lessee’s usage of the Lease Item.

20.	Insurance

20.1
From the delivery date until any and all the liability under this Contract is terminated, the Lessor shall buy property all risks insurance with the Lessor be the insured, and the insurance premium shall be borne by the Lessee.  The insurance premium for each leasing year shall be 0.1% of the outstanding payable leasing payments of the Lease Item at the beginning of the year.  The Lessee shall pay the insurance premium of the Lease Item of the year in full to the Lessor at the beginning of each leasing year; after receiving the premium, the Lessor shall buy the insurance based on the insured amount which is equal to the outstanding principal of the Lease Item at the beginning of the year.

The property insurance of the Lease Item shall cover all the risks of the Lease Item, the insured amount shall not be lower than the outstanding receivable leasing payments by then; and the first beneficiary (or the insured) shall be the Lessor.

20.2	The insurance policy of the said insurance shall:

(1)	indicate the Lessor shall be the owner of the Lease Item;

(2)	indicate the Lessor shall be the co-insured and the insurance beneficiary;

(3)	indicate it shall not canceled or terminated by the Lessee, unless the Lessor approves it in writing; and

(4)	indicate the policy shall not be amended, unless the Lessor approves it in writing.

20.3	The Lessee confirms it will not buy any other insurance if the claims of such insurance may impair or has other adverse impact on the claims under the abovementioned insurance policy.

20.4
If the Lessee fails to pay the insurance premium to the Lessor on time according to the foregoing provisions, the Lessor has the right to (but not obliged to) buy insurance for the Lease Item or any abovementioned other risks, provided without prejudice to its rights arising from any of aforementioned breach of contract, and such insurance purchase shall be maitained during the period provided in this Article.  Upon request, the Lessee shall immediately pay to the Lessor all the expenditures spent for the above purposes and the interests thereof calculated based on the Rate for Late Payment commencing from the due date until the actual payment date.

20.5
Without derogating any other provisions of this Contract, the Lessee agrees, it shall indemnify the Lessor for any loss, liabilities taking, damages, claims, request, or expenditures suffered by or incurred to the Lessor due to or in relation to the Lessee’s failure to perform its obligations under Article 20.

21.	Loss and Damage

21.1
From the delivery date until any and all the obligations of the Lessee under this Contract are fulfilled, any risk of damage and loss of the Lease Item shall be borne by the Lessee, no matter whether such risk is covered or not by the insurance under this Contract.

21.2
During the Leasing Term, if any loss, destroy or irreparable damage or forfeit or confiscation occurs due to any reasons (“Total Loss”), the Lessee shall immediately notify the Lessor and pay to the Lessor on the next Rental Payment Date: (1) all the due and payable Rental and other payables on the said date; and (2) the predetermined damages corresponding to the said Rental Payment Date, and the predetermined damages is equal to the total amount of all the outstanding Rental and other payables.  The leasing contract shall be terminated after the Lessor received all the aforesaid payments and the Lessee need not continue to pay any Rental under this Contract any more.

21.3
The Lessor and the Lessee shall endeavor to fully cooperate with each other to pursue any and all insurance proceeds or other compensations.  Any and all proceeds from the insurance or other methods (“Proceeds for the Total Loss”) shall be fully paid to the Lessor.  If the Lessee receives any Proceeds for the Total Loss, it shall be deemed that the Lessee holds such payments on behalf of the Lessor, and the Lessee shall transfer such payments to the Lessor in reasonably shortest time.  After the Lessor received all the payments provided in Article 21.2 from the Lessee, Proceeds for the Total Loss will be transferred to the Lessee up to the amount of the said payment.

21.4
If any repairable damage or detriment occurs to the Lease Item, the Lessee shall immediately repair it.  If the Lessor receives any insurance proceeds for the said damage or detriment, such insurance proceeds shall be used to pay the Lessee’s expenses for repairing the said damage or detriment, however, any delinquent amount owed by the Lessee to the Lessor shall be deducted from the said payment.

22.	Indemnification

22.1	If the Lessor suffers any loss due to the following issues:

(1)	The Lessee has any breach of contract under this Contract;

(2)	During the period when the Lessee possesses and uses the Lease Item, the Lease Item causes personal injury or property damage to a third party;

(3)	The manufacture, selection, delivery, possession, debugging, installation, usage, manipulation, maintenance, return, site, registration or other issues related to the Lease Item;

(4)	The Lessee’s possession and usage of the Lease Item which cause the Lessor is claimed against by a third party;

The Lessee shall fully indemnify the Lessor for all the said losses suffered by Lessor.

22.2
The Lessee shall adopt any necessary and active measures to protect the Lessor from any enforcement by any third party on the Lease Item which is in the Lessee’s possession while owned by the Lessor or from any actual activity infringing the Lessor’s ownership to the Lease Item.  In the said infringement on the Lessor’s ownership, the Lessee shall immediately notify the Lessor and shall be responsible to eliminate such infringement at its own cost.  If the Lessor adopts measures on such infringement by itself, the Lessee shall pay all the reasonable expenses arising therefrom according to the requirement of the Lessor.

23.	Security

23.1
Upon the Lessor’s request, the Lessee shall provide reasonable securities with joint and several liabilities and / or other securities to the satisfaction of the Lessor for the its payment obligations of the Rental and other payables as well as other obligations under this Contract, according to the document format provided by the Lessor.  The said security contracts shall be signed on the same signing date of this Contract.

23.2
If the credit of the Lessee or the guarantor goes down, or the value of the collateral is reduced, or there is any incident occurs which result in the Lessor’s need to reasonably protect its rights, the Lessor may require the Lessee to provide other security to supplement or replace the aforesaid guarantee and the Lessee shall meet the said requirements to the greatest extent.

24.	Taxes and Expenses

24.1	The Lessor and Lessee agree to separately pay and assume the taxes it shall be subject to according to the PRC laws and regulations.

24.2
Unless otherwise specifically agreed herein, in terms of any and all expenses arising from the negotiation, preparation or completion of this Contract and other documents or contracts related to this Contract, and any and all expenses arising from the amendment, consent, or approval of this Contract or any other aforesaid documents or the said expenses in relation to this Contract, the Lessee and the Lessor shall separately bear their own expenses.

25.	Breach of Contract

The following situations shall be deemed as the Lessee’s breach of contract:

(1)	The Lessee refuses or delays to receive the Lease Item;

(2)	The Lessee fails to pay or delays any due Rental or other payables;

(3)	The Lessee refuses or delays to issue the Acceptance certificate;

(4)
The Lessee fails to buy or renew or maintain any type of insurance according to this Contract, or the insurance company abolishes the insurance policy or releases or discharges any and all liabilities under such insurance policy by whatever means due to the Lessee’s action or omission;

(5)	The Lessee fails to perform the registration formalities of the Lease Item according to this Contract;

(6)
Any representation, warranty or covenant made by the Lessee under this Contract or any representation, warranty or covenant made by the guarantor is inaccurate in its any material aspects, and such default has not been cured within 7 days after receiving the Lessor’s notice to cure such default;

(7)
The Lessee fails to provide its financial statements or other financial documents or reports, as well as other documents in relation to the Lease Item or the financial status of the Lessee on time upon receiving the request from the Lessor;

(8)	The Lessee fails to use, manipulate and maintain the Lease Item according to this Contract and fails to make any correction within 7 days after receiving the Lessor’s written notice;

(9)	The Lessee or the guarantors shuts down, suspends its business, suspends its production, goes into reorganization or transfers its all or material assets;

(10)	After receiving the reasonable notice from the Lessor, without any reasonable excuses, the Lessee disallows the Lessor to inspect the Lease Item according to this Contract;

(11)	The Lessee admits its insolvency, or is deemed it fails to pay according to any laws or the Lessee fails to pay any due and payable amount over RMB 600,000 owed to any one;

(12)
Any petition in bankruptcy by or against the Lessee is filed or a administrative receiver or liquidator or trustee is appointed to the Lessee, or the Lessee goes into the procedures of liquidation, conciliation, reorganization or other similar proceeding;

(13)	The major assets of the Lessee or the guarantor are preserved by the court, or implemented or other enforceable measures are taken to such major assets, and which are not released within 15 days;

(14)	The Lessee waives the Lease Item;

(15)	Any litigation, arbitration or administrative proceeding is filed against the Lessee, and if the judgment/award may cause significantly adverse impact on the Lessee’s financial status;

(16)	The equity interest or business of the Lessee has any material change;

(17)	The Lessee has any breach of contract under the agreement signed with the Lessor and the Lessor’s affiliates; and

(18)	The Lessee fails to observe other obligations under this Contract.

26.	Remedies

26.1
Any of the Lessee’s breach of contract under any leasing contract of this Contract shall be deemed as a breach of contract under any other leasing contract, therefore, if any situation provided in Article 25 occurs, in terms of any leasing contract under this Contract, the Lessor has its own discretion to implement the remedies prescribed in this Article.

26.2	If any Lessee’s breach of contract occurs, in terms of the leasing contract whose Leasing Term commenced, the Lessor has the right to choose to :

(1)
Claim against the Lessee for: (a) all due and unpaid Rental, all undue Rental, the purchase price at the expiration, and other payables under the leasing contract; (b) the surcharge for delay of performance; or

(2)	Claim against the Lessee for all the due and unpaid Rental and immediately draw back or dispose the Lease Item by any other means;

In addition to the forgoing stipulations, the Lessor still has the right to continue take any following remedies:

(3)
Claim against the Lessee for any reasonable expenses arising from the Lessor’s exercise or protection of the Lessor’s rights under this Contract or under relevant leasing contract (including but not limited to the lawyer’s fee, appraisal fee, auction fee, etc.);

(4)	Claim against the Lessee for 10% of the Lessor’s receivable Rental under this Contract as a compensation;

(5)	Make the Lease item out of run without the judgment or notice; and

(6)	Other remedies permitted by this Contract and law.

26.3
If any Lessee’s breach of contract occurs, in terms of the leasing contract whose Leasing Term doe not commence yet, the Lessor has the right to terminate the leasing contract.  In the said situation, the Lessor is not obliged to purchase the Lease Item for the Lessee, and has the right to claim for any compensations for all the losses arising therefrom against the Lessee, including but not limited to:

(1)
All the paid prices and other fees (if any) by the Lessor for purchasing the Lease Item, as well as the interests thereof calculated based on the Rate for Late Payment commencing from the payment date until the date when the Lessee paid off the said payment;

(2)	All costs and expenses paid by the Lessor for signing and performing the leasing contract; and

(3)
The compensation claim made by the Supplier to the Lessor. In case and after the Lessor terminates the leasing contract, the Lessee itself shall be responsible to settle the issues related to purchase of the Lease Item (including but not limited to any dues arising from the purchase process) in order to hold the Lessor harmless from the claim made by the Supplier.

After the Lessor terminates the leasing contract, the Lessee shall negotiate with the Supplier on its own account to settle all the maters (including but not limited to the payment obligations of the unsettled payment during the purchase course of the Lease Item) related to the purchase of the Lease Item, to protect the Lessor from being claimed against by the Supplier.

26.4
If the Lessor draws back the Lease Item according to this Article, all the expenses arising from the removal, transportation, preservation, restitution of original state, and disposal of the Lease Item shall be borne by the Lessee.  The Lessor has the discretion to sell or lease the Lease Item.  If the Lessor chooses not to dispose the Lease Item, the Lessee agrees that the auction price of the Lease Item decided by the auction institute designated by the Lessor shall be the market price of the Lease Item, the market price minus the forgoing expenses shall be used to compensate all the Lessor’s losses, if inadequate, the Lessor has the right to requires the Lessee to make up for the shortfall; if the Lessor chooses to dispose the Lease Item, then the proceeds from the disposal minus the forgoing expenses shall be used to compensate all the Lessor’s losses, if inadequate, the Lessor has the right to requires the Lessee to make up for the shortfall.

27.	Purchase after the Expiration

After the Leasing Term expires, if the Lessee does not have any breach of contract and has paid off all the payables, the Lessee can purchase the Lease Item at the price of RMB 60,100.00 at the expiration.  After the Lessee paid the purchase price at the expiration of  the purchase term, the Lessor shall transfer the ownership of the Lease Item to the Lessee.  The Lessor commits to sign and deliver the ownership transfer documents as required by the Lessee timely.  The Lessee shall be responsible for handling the ownership transfer formalities of the Lease Item as required by the laws and regulations and bear relevant expenses.  The Lease Item shall be transferred “as it will be” by then without attaching any guarantee provided by the Lessor.  After the ownership of the Lease Item is transferred, if the Lease Item or its usage causes any personal injury or property damage to the Lessee or its designated third party or any others, the Lessor shall not be held for any liability, and the Lessee shall make relevant indemnifications and protect the Lessor from being claimed against by the designated third party of the Lessee or any others.

28.	Indirect Loss

Under any circumstances, the Lessor shall not be liable for any maintenance, suspension of the usage, or losses, or business suspension, or profit loss, or data loss, and any other indirect losses of the Lease Item, no matter whether such losses arising from the contract or infringement or strict liability, or no matter whether such losses are special, sudden, or may result in consequential losses or damages, even if the Lessor is informed of the occurrence of such losses.

29.	Importance of Time

In terms of any Leasing Transaction of or under this Contract, the time and strict performance on time are of vital importance to the Parties.

30.	Irrevocable

The lease of all the Leasing Transactions under this Contract is irrevocable.  The Lessee agrees to pay all due Rental and other payables unconditionally.  Under no circumstance, shall the payables borne by the Lessee under this Contract be deducted or offset, especially under the circumstance that the Lease Item has any defect in its performance.

31.	Financial Information

31.1	During the Leasing Term, if the Lessor requires, the Lessee agrees to provide its financial information to the Lessor by the following methods:

(1)	Within 30 days after each quarter ends, the Lessee shall provide the financial report of such quarter to the Lessor;

(2)	Within 90 days after each year ends, the Lessee shall provide the audited annual financial report to the Lessor.

The said financial reports shall include balance sheet, the income statement and shall include a confirmation letter that the Lessee confirms the Lessee has no breach of contract until the issuance date of the said financial reports.  All the aforesaid documents shall bear the Lessee’s company stamp.

31.2
The Lessee shall immediately notice the Lessor: (1) any material adverse impact on to its operation or financial status; (2) any incident which may bring material adverse impact on its operation or financial status.

32.	Re-export

Where the Lessor draws back the Lease Item according to this Contract, the Lease Item may be exported abroad from China by the Lessor.  The Lessee agrees to provide necessary assistances as reasonably required by the Lessor, including but not limited to preparing the certification and documents required for the export and submitting relevant documents to the competent department for recording (if required).

33.	Applicable Law and Jurisdiction

33.1	This Contract and the rights and obligations of the Parties under this Contract shall be exclusively governed and interpreted by laws of People’s Republic of China.

33.2
In terms of any dispute, disagreement or controversy arising out from this Contract or in relation to this Contract (including the execution, effectiveness, or performance of this Contract), if the Parties fail to settle it by friendly negotiations, either Party has the right to file a lawsuit to the competent court where the Lessor is located, to solve it.

34.	Assignment

34.1
Unless otherwise explicitly agreed herein, or the Lessee obtains the Lessor’s prior written consent, the Lessee shall not assign to a third party any right and obligation of any Leasing Transaction under this Contract or under the Leasing Transaction.

34.2
Provided without any prejudice to the obtainable rights and interests of the Lessee under this Contract, the Lessor may assign any of its rights of any Leasing Transaction under this Contract or under the Leasing Transaction or of the Leasing Item to a third party at any time without any consent from the Lessee made by then, however, the Lessor shall provide relevant assignment notice to the Lessee.

34.3	This Contract shall be binding on the Lessee, the Lessor and the successors and assignees thereof.

35.	Further Guarantee

In order to complete any Leasing Transaction under this Contract and enhance the interests of the Lessor (including its assignee) under any Leasing Transaction, the Lessee agrees to take corresponding activities and/or provide relevant confirmation, certification or other documents as reasonably required by the Lessor.

36.	Accumulative Rights and Waiver

36.1
The Lessor has its full discretion to exercise any of its rights under this Contract.  Any right or remedy of the Lessor under this Contract shall be accumulative and shall not rule out any right or remedy under the applicable laws.

36.2
The Lessor’s failure to exercise or delay in exercising any right or remedy  under this Contract shall not be regarded as a waiver of such right or remedy; nor shall any defective or single exercise of any right or remedy preclude any further or future exercise thereof by the Lessor.  Any waiver made by the Lessor shall be in writing.  The Lessor’s waiver to a specific breach of contract shall not constitute the Lessor’s waiver to any other breach of contract, including the breach of any other provisions or the re-breach of the same provision.

37.	Notice

37.1
Unless otherwise specifically agreed herein, any notice, requirement or communication under this Contract shall be in Chinese and in written form, which shall be delivered to the Parties to the following addresses (or other addresses notified by the Party to the counterparty upon a prior written notice):

To the Lessor: AVIC I INTERNATIONAL LEASING CO., LTD.

Address: 23/F, C Tower, Catic Mansion, No.212 Jiang Ning Road, Shanghai

Zip code: 200041

Contact Person: Zhongwei Chen (陈中玮)

Tel: 13564227728

Fax: 021-52895389

To the Lessee: HENAN SHUNCHENG GROUP COAL COKE CO., LTD.

Address: Industrial Road, South of Tongye Town, Anyang County, Henan Province

Zip code: 455000

Contact Person: Feng Wang (王峰)

Tel: 13937226262

Fax: 0372-3206721

37.2	Any notice, requirement or communication under this Contract shall be deemed as having been actually received by the counter party in the following situations:

(1)	If by mail, two days after the letter (with correct delivery address) is mailed by prepaid postage; and

(2)	If by fax, upon the counter party’s confirmation that it received the identifiable document;

(3)	If by courier, upon the actual delivery.

If the above correspondence is received on non Business Day, then it shall be deemed being received on the next Business Day.

38.	Invalidity and Severability

If any provision of any Leasing Transaction under this Contract or any right or remedy or benefit obtained by the Lessor under any Leasing Transaction, becomes invalid or unenforceable according to the applicable laws of a specific jurisdiction, then, the legality and validity of such provision in other jurisdictions shall not be affected and impaired, and the validity, legality and enforceability of other remaining provisions shall not be affected or impaired in any situations.  In terms of such invalid or unenforceable provision, the Parties shall make a valid and enforceable provision mostly close to such provision instead to the greatest extent.

39.	Entire Agreement

The Annexes of this Contract shall constitute an integral part of this Contract bearing the same legal effect with this Contract.  This Contract constitutes an entire agreement of the matters stated herein between the Parties, which shall supersede any and all previous, oral or written, agreements, contracts, MOU and communications in relation to the matters stated herein reached by the Parties.

40.	Amendment

Unless otherwise specifically agreed herein, this Contract shall not be revised, amended or terminated except by a written agreement signed by the duly authorized representatives of the Parties.  The amendment of this Contract shall be applied only to the leasing contract concluded by the Parties after such amendment, which shall not affect the leasing contract concluded by the Parties before such amendment.

41.	Information Provision

41.1
The Lessee irrevocably agrees that the Lessor may collect, save and use any  information related to the Lessee or the Leasing Transactions under this Contract, authorizes the Lessor to disclose the aforementioned information to the Lessor’s lawyer, accountant and other consultants, as well as the Lessor’s investor or any branches, subsidiaries, affiliates, existing or potential assignees, and authorizes the Lessor to make the disclosure according to the requirements of the regulatory institute of China.

41.2
If the Lessee or any guarantor fails to perform any obligations under this Contract or the Leasing Transactions, the Lessor may provide the said information directly to the credit agency or the credit assessment institution without the Lessee’s consent or notifying the Lessee in any form.

42.	Miscellaneous

42.1
The Lessee warrants that its execution of this Contract or its performance of the obligations under this Contract or its usage of the Lease Item is not an act without authorization or is not an act going against its company articles of association by whatever means.

42.2
Any amendment, supplement or revision to this Contract shall be in writing and shall become effective after it is being signed and stamped by the legal representatives or the duly authorized representatives of the Parties. Any amendment, supplement or revision to this Contract shall be deemed to constitute an integral part of this Contract and bearing the same legal effect with this Contract.

42.3
Due to this Contract is irrevocable, in principle, the Lessee is not allowed to prepay within 1 year from the Lease Commencement Date to terminate the leasing contract; however, if the Lessee has no record of breach of contract, from the second year of the lease, the Lessee may apply to pay the break-up fees on the designated repayment date to terminate this Contract.  After the Lessor received the Lessee’s written early termination application and approved the said application, and after the Lessee paid off the break-up fees on the designated repayment date to the Lessor, the Lessee will not be deemed to have any breach of contract.

The written early termination application of the Lessee shall appoint one date 15 days after the application date to be the repayment date.  After the Lessee repays the break-up fees in one lump sum on the designated repayment date to the Lessor, the Lessee will immediately get the ownership of the Lease Item.  The break-up fees shall be calculated as follows:

(1)	List all the remaining outstanding leasing payments, including but not limited to the due and unpaid Rental, undue Rental, surcharge for delay of performance and the purchase price at the expiration.

(2)
Use the cash deposit to offset the leasing payments from the purchase price at the expiration, the last installment of the Rental, to the former installments of the Rental, till the cash deposit is completed offset.

(3)
Based on each installment of the leasing payment which is not offset and the period between the due date and the designated repayment date, take the benchmark loan rate of 1-year term published by the People’s Bank of China as the discount rate to calculate the discount value, the break-up fees shall be equal to the sum up of the discount values calculated therefrom.

42.4	Unless the Lessee has performed the obligations according to Article 42.3, the following events shall be deemed as the Lessee’s breach of contract:

(1)	The major assets of the Lessee or the guarantor are preserved by the court, or implemented or other enforceable measures are taken to such major assets, and which are not released within 15 days;

(2)	Any litigation, arbitration or administrative proceeding is filed against the Lessee, and if the judgment/award may cause significantly adverse impact on the Lessee’s financial status; and

(3)	The equity interest or business of the Lessee has any material change.

42.5
Under the following situations, the Lessor is entitled to terminate this Contract without the consent of the Lessee, and the Lessee shall compensate all the losses suffered by the Lessor arising from such termination:

(4)	The Lessee or the guarantor shuts down, suspends its business, suspends its production, goes into reorganization, merged, or transfers its all or material assets; and

(5)
Any petition in bankruptcy by or against the Lessee is filed or a administrative receiver or liquidator or trustee is appointed to the Lessee, or the Lessee goes into the procedures of liquidation, conciliation, reorganization or other similar proceeding.

42.6
The Lessee agrees that this Contract, its accessory Entrust Purchase Contract as well as the guarantee contracts shall go through the formalities of notarization with a nature of enforceability.  After the Lessor and the Lessee completed the formalities of the enforceable notarization on this Contract, its accessory Entrust Purchase Contract, the guarantee contracts and the equity pledge agreement, if the Lessee fails to or not fully perform the obligations under this Contract, the Lessor has the right to apply for an enforcement certificate with the notary office, and apply for the enforcement with the competent People’s Court by the original notarial certificate and the enforcement certificate.  The Lessee is willing accept to the enforcement according to the law.  The notary fees arising from the notarization of this Contract, its accessory Entrust Purchase Contract and the guarantee contracts shall be borne by the Lessee.

43.	Effectiveness

This Contract shall come into effect after the following conditions are fully satisfied:

(1)	The legal representatives or authorized representatives of the Parties affix signatures and stamps to this Contract and relevant notarial formalities are completely done.

(2)	The guarantors of the Lessee, the Lessee and the Lessor have signed relevant guarantee contracts (Contract No. YHZL (09)02ZL024-BZ001) and Contract No. YHZL (09)02ZL024-BZ002).

(3)	The pledgor of the Lessee (HENAN SHUNCHENG GROUP COAL COKE CO., LTD), and the Lessor have signed relevant pledge agreement which has come into effect (Contract No. YHZL (09)02ZL024-ZY001).

(4)	The Lessor received the original copy of the shareholder’s resolution of the Lessee approving the financial leasing.

44.	Counterpart

This Contract and each Leasing Transaction can be signed by the Parties in 6 original copies, all the said documents shall constitute an integrated set of document.

In witness thereof, this Contract is signed on the date written in the first page hereof.

Lessor: AVIC I INTERNATIONAL LEASING CO., LTD.
Authorized Representative: [illegible]
Name:

Lessee: HENAN SHUNCHENG GROUP COAL COKE CO., LTD.
Authorized Representative: Xinshun Wang (王新顺) /s/ Wang Xinshun
Name:

Annex 1- Schedule of Leasing
No. YHZL (09)02ZL024

This Schedule is signed based on the Financing Leasing Contract (“Contract”) with the abovementioned serial number.  All the provisions of the Contract shall be incorporated into this Schedule and shall constitute an independent leasing contract of the Lease Item listed in this Schedule.  Unless otherwise specifically defined herein, the terminologies defined in the Leasing Contract shall be applied to this Schedule.

1.	Details of the Leasing Items

No.	Equipment	Number	Type	Contract Price	Manufacturer
1	Direct-fired Generator Set	1		32,606,000.00	U.S. Solar Company
				9,220,000.00
				378,430.22
2	Waste Heat Boiler	1		2,700,000.00	Nanjing Nan Guo Power Equipment Co., Ltd. (Phase II)
3	Waste Heat Boiler	1		2,980,000.00	Nanjing Nan Guo Power Equipment Co., Ltd.
4	Gas Compressor	2		5,960,000.00	Shenyang Tou Ping Machinery Shareholdings Co. Ltd.
5	Nitrogen Generator	2		1,000,000.00	Sichuan Tian Yi Science Technology Shareholdings Co. Ltd.
6	Nitrogen Compressor	2		500,000.00	Sichuan Kong Fen Jian Yang Compressor Branch Company
7	Air Compressor	2		470,000.00	Henan Province Guo Xin Electromechanical Complete Equipment Co., Ltd.
8	Demineralized Water Preparation System	1		1,150,000.00	Jiangsu Xin Lin Environmental Protection Equipment Co., Ltd.
9	High/Low Voltage Switch Cabinet	38		1,460,000.00	Henan Suo Ling Electric Co., Ltd.
10	Desulfurizing Tower and Ammonia Still	7		1,680,000.00	Anyang Municipality Heng Wei Petrochemical Equipment Co., Ltd.
11	Total			60,104,430.22

The detailed configurations of the equipment shall be based on the equipment list under the Purchase Contract.

2.	Leasing Term
Leasing Term: 5 years, total to 60 months.
Lease Commencement Date: the Lease Commencement Date shall be the date when the Lessor makes the first installment payment according to the Entrust Purchase Contract.

3.	Delivery Place
The Delivery Place of the Leasing Items is the place where HENAN SHUNCHENG GROUP COAL COKE CO., LTD. is located (North of Tongye Town, Anyang County, Henan Province).

4.	Rental
The total price of the equipment is RMB 60,104,430.22.
Lease Rate: The bank’s benchmark loan rate of 3 to 5-year term plus 1.5% (i.e. Lease Rate = Bank’s benchmark loan rate of the same term + 1.5%), which shall be adjusted simultaneously with the adjustment of the bank’s benchmark loan rate.

Payment Method of the Rental: Each month shall be one period for each payment installment of the Rental and the Rental shall be paid at each end of the period; the Rental shall be determined by the equal annual payment method.  The first three months after the Lease Commencement Date shall be grace period, during which, the Lessee shall pay interest to the Lessor monthly at each end of the period.

Rental for the First Period to the Third Period: the rental shall be RMB 305,983.71 for each period.

Rental for the Fourth Period to the Sixtieth Period: the rental shall be RMB 1,039,683.69 for each period.

The total Rental shall be RMB 60,179,921.59.

Payment Schedule of the Rental: shall be paid once a month.

Liquidated Damages: it shall be calculated based on the total unpaid Rental plus other expenses.

The Lessee shall pay the Lessor the Rental and other payables on or before the due date to the following account:
Company Name: AVIC I INTERNATIONAL LEASING CO., LTD.
Bank: Shanghai Jing An Branch of Bank of China
Account No.:

5.	Rental for 0 Period and Cash Deposit
Rental for 0 Period: RMB 10,221,430.22

Cash Deposit: RMB 7,813,000; during the Leasing Term, the Lessor will not pay interest for Lessee’s cash deposit, however, the cash deposit shall be the calculating base for the Rental, and the cash deposit can be used to offset the Rental for the last several periods.

6.	Management Fee and Insurance Fee for the Lease

The Management Fee shall be paid in 5 installments by the Lessee to the Lessor according to the following schedule:

(1)	The first installment of the Management Fee: shall be paid within 5 working days after this Contract comes into effect and shall be 1.5% of the financing.
(2)	The second to the fifth Management Fee: shall be paid on the day corresponding to the Lease Commencement Date of each leasing year and shall be 1.5% of the outstanding principal.
(3)	The Management Fee shall not be returned under any circumstances.

Management Fee Breakdown
First Installment of the Management Fee	¥748,245.00
Second Installment of the Management Fee	¥646,730.11
Third Installment of the Management Fee	¥502,386.54
Fourth Installment of the Management Fee	¥347,052.21
Fifth Installment of the Management Fee	¥179,890.22
Total	¥2,424,304.08

Insurance Premium: It shall be paid by the Lessee to the Lessor in installments respectively on the day corresponding to the Lease Commencement Date of each leasing year, which is 0.1% of the outstanding payable Rental at the beginning of each leasing year.

Insurance Premium Breakdown (RMB)
First Installment of the Insurance Premium	61,916.08
Second Installment of the Insurance Premium	50,994.25
Third Installment of the Insurance Premium	38,015.66
Fourth Installment of the Insurance Premium	25,192.40
Fifth Installment of the Insurance Premium	12,536.30
Total	188,654.69

7.	Purchase Price at the Expiration
Purchase Price at the Expiration: RMB 60,100.00

8.	Security
Security Methods:
Xinshun Wang and its spouse, Xinming Wang and its spouse, and Junsheng Cheng and its spouse shall provide a guarantee with joint and several liabilities (Contract No. YHZL (09)02ZL024-BZ001);
Anyang County Bailianpo Coal Co., Ltd. Huotuo Coal Mine shall provide a credit guarantee (Contract No. YHZL (09)02ZL024-BZ002);
The Lessee pledges its 9.27% equity interest in Anyang Commercial Bank (Contract No. YHZL (09)02ZL024-ZY001).

9.	Preconditions for the Payment
The Lessor’s payment is in 2 installments:
The Lessor shall make the first installment payment after the Lessee provides the following documents or makes the following payments:

1.	The Lessor received the business license of the Lessee, the shareholders’ resolution on approving the financial leasing of HENAN SHUNCHENG GROUP COAL COKE CO., LTD.
2.	The Lessor received the signed Payment Notice of the equipment from the Lessee.
3.	The Lessor received the Acceptance certificate of the leasing equipment signed by the Lessee.
4.	The Lessor received the copies of the Purchase Contract of the Leasing Items (the copies shall be identical to the originals evidenced by affixing the Lessee’s company stamp thereon).
5.	The Lessor received the first installment of the Management Fee, the first installment of Insurance Premium and the contract notarial fees paid by the Lessee.
6.	The equity pledge registration formalities of the “Equity Pledge Contract” (Contract No. YHZL (09)02ZL024-ZY001) has been completed.

After the Lessor received the Rental for 0 Period and the cash deposit paid by the Lessee, the Lessor shall make the second installment payment.

In witness thereof, this Schedule shall come into effect after being signed and stamped on the date written in the first page hereof.
Lessor: AVIC I INTERNATIONAL LEASING CO., LTD.
Authorized Representative: [illegible]
Name:
Position:
Lessee: HENAN SHUNCHENG GROUP COAL COKE CO., LTD.

Authorized Representative: Xinshun Wang (王新顺) /s/ Wang Xinshun
Name:
Position:

Annex 2- Acceptance Certificate

No. YHZL(09)02ZL024-YS001

This Acceptance Certificate is signed and issued based on the Schedule (No. YHZL (09)02ZL024) of the Financing Leasing Contract.

Unless otherwise specifically defined herein, the terminologies in this Acceptance Certificate shall have the same meaning as those in the Financing Leasing Contract.
No.	Equipment	Number	Type	Contract Price	Manufacturer
1	Direct-fired Generator Set	1		32,606,000.00	U.S. Solar Company
				9,220,000.00
				378,430.22
2	Waste Heat Boiler	1		2,700,000.00	Nanjing Nan Guo Power Equipment Co., Ltd. (Phase II)
3	Waste Heat Boiler	1		2,980,000.00	Nanjing Nan Guo Power Equipment Co., Ltd.
4	Gas Compressor	2		5,960,000.00	Shenyang Tou Ping Machinery Shareholdings Co. Ltd.
5	Nitrogen Generator	2		1,000,000.00	Sichuan Tian Yi Science Technology Shareholdings Co. Ltd.
6	Nitrogen Compressor	2		500,000.00	Sichuan Kong Fen Jian Yang Compressor Branch Company
7	Air Compressor	2		470,000.00	Henan Province Guo Xin Electromechanical Complete Equipment Co., Ltd.
8	Demineralized Water Preparation System	1		1,150,000.00	Jiangsu Xin Lin Environmental Protection Equipment Co., Ltd.
9	High/Low Voltage Switch Cabinet	38		1,460,000.00	Henan Suo Ling Electric Co., Ltd.
10	Desulfurizing Tower and Ammonia Still	7		1,680,000.00	Anyang Municipality Heng Wei Petrochemical Equipment Co., Ltd.
11	Total			60,104,430.22

Acceptance Date: _____________.

The Lessee hereby confirms that all the Lease Item listed above:

1.	have already completely been inspected and accepted by the Lessee on the Acceptance Date;
2.	meet all the Lessee’s requirements on the function, usage and other aspects; and
3.	is delivered “as is”.

Lessee: HENAN SHUNCHENG GROUP COAL COKE CO., LTD.

Authorized Signatory: Xinshun Wang (王新顺) /s/ Wang Xinshun

Date: